UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2011

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K on March 13, 2007, we and NNN VF Four Resource Square, LLC, our wholly owned subsidiary, entered into a loan agreement with RAIT Partnership, L.P., an unaffiliated third party, or the Lender, in connection with our purchase of Four Resource Square, located in Charlotte, North Carolina, or the Four Resource property, on March 7, 2007, or the loan agreement. The mortgage loan with the Lender, which originally matured on March 7, 2010, is evidenced by a non-recourse promissory note in the original principal amount of $23,000,000, or the loan, a loan and security agreement, a pledge agreement, a deed of trust, and other related loan documents, or the loan documents. Furthermore, as previously reported in our Current Reports on Form 8-K on April 26, 2010 and November 22, 2010, we subsequently amended the loan agreement twice to extend the maturity date of the mortgage loan to November 30, 2010 and January 20, 2011, respectively.

On January 10, 2011, we, through NNN VF Four Resource Square, LLC, entered into a purchase and sale agreement, or the Purchase Agreement, with Four Resource Square, LLC, or the Buyer, an entity affiliated with the Lender, for the sale of the Four Resource Square property for a sale price equal to the outstanding principal balance of the loan, plus accrued interest and any other amounts due under the loan documents as of January 20, 2011, or the closing date. As of January 10, 2011, the loan has an outstanding principal balance of approximately $21,976,000.

The material terms of the Purchase Agreement provide for: (i) a closing date of January 20, 2011; (ii) Buyer’s assumption of all our obligations under the loan documents; (iii) a credit in the amount of the outstanding principal balance of the loan, plus accrued interest and any other amounts due under the loan documents as of the closing date to the Buyer towards the purchase price of the property; (iv) all impounds and reserves together with interest thereon held by the Lender, or for the benefit of the Lender, under the loan documents to be held for the benefit of the Buyer from and after the closing date; (v) a condition precedent to closing whereby the Lender agrees to release us from any liability under the loan documents arising after the closing date, except to the extent that the liability does not arise directly or indirectly out of any acts or omissions of us prior to the closing date; (vi) Buyer’s ability to terminate the Purchase Agreement or seek specific performance of our obligations under the Purchase Agreement upon our default of the Purchase Agreement, subject to our ability to cure such default within five days of our receipt of written notice of default from the Buyer; (vii) our ability to terminate the Purchase Agreement upon Buyer’s default of the Purchase Agreement, subject to Buyer’s ability to cure such default within five days of its receipt of written notice of default from us; provided however, that our right to recoup any costs or expenses related to Buyer’s default is limited to $100; (viii) our agreement to waive any right to pursue a claim for damages or other remedy available to us in law or equity in connection with the transaction contemplated by the Purchase Agreement; and (ix) our agreement to indemnify, defend and hold the Buyer harmless from and against any and all expenses, costs, losses, damages and liability suffered by the Buyer pursuant to any environmental laws in connection with our use, maintenance, ownership and/or operation of the Four Resource Square property, or the condition or environmental state of the property prior to closing. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. The closing is expected to occur on January 20, 2011; however, we can provide no assurance that we will be able to complete the sale on the anticipated closing date, or at all.

The material terms of the Purchase Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Purchase and Sale Agreement entered into by NNN VF Four Resource Square, LLC and Four Resource Square, LLC, dated January 10, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

January 14, 2011	By:	/s/ Steven M. Shipp

Name: Steven M. Shipp
Title: Executive Vice President, Portfolio Management of Grubb & Ellis Realty Investors, LLC, the Manager of NNN 2003 Value Fund, LLC (principal executive officer)

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement entered into by NNN VF Four Resource Square, LLC and Four Resource Square, LLC, dated January 10, 2011